                                                                    Exhibit 5(a)

                                 CLASS I SHARES
                             DISTRIBUTION AGREEMENT


     AGREEMENT made as of February __, 2000 between MERCURY QA EQUITY SERIES, INC., a Maryland corporation (the "Corporation"), on behalf of each of its series listed on Appendix A attached hereto, as such Appendix may be amended from time to time (each, a "Fund," and collectively, the "Funds") and MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC., a Delaware corporation (the "Distributor").

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, the Board of Directors of the Corporation (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares of common stock, par value $0.0001 per share ("Common Stock"); and

     WHEREAS, the Directors have established and designated each Fund as a series of the Corporation, offering separate classes of shares of Common Stock; and

     WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, and the Directors have determined that it is affirmatively in the interest of each Fund to offer its shares of Common Stock for sale continuously; and

     WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of capital stock of investment companies either directly to purchasers or through other securities dealers; and

     WHEREAS, the Corporation and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of Class I shares of Common Stock (sometimes herein referred to as "Class I Shares") in each Fund in order to promote the growth of each Fund and facilitate the distribution of each Fund's Class I shares;

     NOW, THEREFORE, the parties agree as follows:

     Section 1.  Appointment of the Distributor.  The Corporation hereby
                 ------------------------------
appoints the Distributor as each Fund's principal underwriter and distributor to sell the Class I Shares of each Fund to eligible investors (as defined below) and hereby agrees during the term of this Agreement to sell the Funds' Class I Shares to the Distributor upon the terms and conditions herein set forth.

     Section 2.  Exclusive Nature of Duties.  The Distributor shall be each
                 --------------------------
Fund's exclusive representative to act as principal underwriter and distributor of the Class I Shares, except that:

     a. The Corporation may, upon written notice to the Distributor, from time to time designate other principal underwriters and distributors of any Fund's Class I Shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell such Fund's Class I Shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

     b. The exclusive rights granted to the Distributor to purchase Class I Shares from each Fund shall not apply to Class I Shares of any Fund issued in connection with the merger or consolidation of any other investment company or personal holding company with such Fund or any Fund's acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding Class I shares of any such company.

     c. Such exclusive rights also shall not apply to Class I Shares issued by any Fund pursuant to reinvestment of dividends or capital gains distributions.

     d. Such exclusive rights also shall not apply to Class I Shares issued by any Fund pursuant to any conversion, exchange or reinstatement privilege afforded redeeming shareholders or to any other Class I shares of a fund as shall be agreed between the Corporation and the Distributor from time to time.

     Section 3. Purchase of Class I Shares from the Corporation.
                ------------------------------------------------

     a. Prior to the continuous offering of each Fund's Class I Shares, commencing on a date agreed upon by the Corporation and the Distributor, it is contemplated that the Distributor will solicit subscriptions for each Fund's Class I Shares during a subscription period which shall last for such period as may be agreed upon by the parties hereto. The subscriptions will be payable within three business days after the termination of the subscription period, at which time each Fund will commence operations.

     b. After each Fund commences operations, the Fund will commence an offering of its Class I Shares and thereafter the Distributor shall, with respect to each Fund, have the right to buy from the Corporation the Class I Shares of such Fund needed, but not more than the Class I Shares needed (except for clerical errors in transmission) to fill unconditional orders for Class I Shares of the Fund placed with the Distributor by eligible investors or securities dealers. Investors eligible to purchase Class I Shares of a Fund shall be those persons so identified in the currently effective prospectus and statement of additional information of the Funds (the

"prospectus" and "statement of additional information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Class I Shares of the Funds ("eligible investors"). The price that the Distributor shall pay for the Class I Shares so purchased from a Fund shall be the net asset value, determined as set forth in Section 3(e) hereof.

     c. The Class I Shares of a Fund are to be resold by the Distributor to eligible investors (i) during the subscription period, at the public offering price, as set forth in Section 3(d) hereof, or (ii) in the continuous offering, at the net asset value determined as set forth in Section 3(e) hereof or to securities dealers having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof. All payments to a Fund hereunder shall be made in the manner set forth in Section 3(g) hereof.

     d. The public offering price(s) of the Class I Shares of a Fund, i.e., the price per share at which the Distributor or selected dealers may sell Class I Shares of such Fund to eligible investors during the subscription period, shall be the public offering price as set forth in the prospectus and statement of additional information relating to such Class I Shares, but not to exceed the net asset value at which the Distributor is to purchase such Class I Shares, plus a sales charge not to exceed 5.25% of the public offering price (5.54% of the net amount invested), subject to reductions for volume purchases. Class I Shares of a Fund may be sold to certain Directors, officers and employees of the Corporation, directors and employees of Merrill Lynch & Co., Inc. and its subsidiaries, and to certain other persons described in the prospectus and statement of additional information, without a sales charge or at a reduced sales charge, upon terms and conditions set forth in the prospectus and statement of additional information. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the Funds hereunder shall be made in the manner set forth in Section 3(g) hereof.

     e. The net asset value of the Class I Shares of a Fund shall be determined by the Corporation or any agent of the Corporation in accordance with the method set forth in the prospectus and statement of additional information and guidelines established by the Directors.

     f. The Corporation shall have the right to suspend the sale of Class I Shares of any Fund at times when redemption is suspended pursuant to the conditions set forth in Section 4(b) hereof. The Corporation shall also have the right to suspend the sale of Class I Shares of any Fund if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event that, in the judgment of the Corporation, makes it impracticable or inadvisable to sell the Class I Shares of a Fund.

     g. The Corporation, or any agent of the Corporation designated in writing by the Corporation, shall be promptly advised of all purchase orders for Class I Shares of a Fund received by the Distributor. Any order may be rejected by the Corporation; provided, however, that the Corporation will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Class I Shares of a Fund from eligible investors. The Corporation (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Corporation (or its agent) of payment therefor, will deliver deposit receipts for such Class I Shares of the applicable Fund pursuant to the instructions of the Distributor. Payment shall be made to the Corporation in New York Clearing House funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Corporation (or its agent).

     Section 4.  Repurchase or Redemption of Class I Shares by the Corporation.
                 -------------------------------------------------------------

     a. Any of the outstanding Class I Shares of a Fund may be tendered for redemption at any time, and each Fund agrees to repurchase or redeem its Class I Shares so tendered in accordance with its obligations as set forth in Article VI of the Corporation's Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information. The price to be paid to redeem or repurchase the Class I Shares of a Fund shall be equal to the net asset value calculated in accordance with the provisions of Section 3(e) hereof, less any contingent deferred sales charge ("CDSC"), redemption fee or other charge(s), if any, set forth in the prospectus and statement of additional information. All payments by a Fund hereunder shall be made in the manner set forth below. The redemption or repurchase by any Fund of any of its Class I Shares purchased by or through the Distributor will not affect the sales charge secured by the Distributor or any selected dealer in the course of the original sale, except that if any Class I Shares of such Fund are tendered for redemption or repurchase within seven business days after the date of the confirmation of the original purchase, the right to the sales charge shall be forfeited by the Distributor and the selected dealer that sold such Class I Shares.

     Each Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of a Fund's Class I Shares shall be paid by such

Fund as follows: (i) any applicable CDSC shall be paid to the Distributor, and
(ii) the balance shall be paid to or for the account of the redeeming shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.

     b. Redemption of a Fund's Class I Shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is closed, when trading on said Exchange is suspended, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of such Fund, or during any other period when the Securities and Exchange Commission, by order, so permits.

     Section 5.  Duties of the Corporation.
                 -------------------------

     a. The Corporation shall furnish to the Distributor copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of each Fund's Class I Shares, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Corporation by independent public accountants. The Corporation shall make available to the Distributor such number of copies of the prospectus and statement of additional information as the Distributor shall reasonably request.

     b. The Corporation shall take, from time to time, but subject to any necessary approval of the applicable Fund's Class I shareholders, all necessary action to fix the number of such Fund's authorized Class I Shares and such steps as may be necessary to register the same under the

Securities Act to the end that there will be available for sale such number of the Fund's Class I Shares as the Distributor reasonably may be expected to sell.

     c. The Corporation shall use its best efforts to qualify and maintain the qualification of an appropriate number of each Fund's Class I Shares for sale under the securities laws of such states as the Distributor and the Corporation may approve. Any such qualification may be withheld, terminated or withdrawn by the Corporation at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by each Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Corporation in connection with such qualification.

     d. The Corporation will furnish, in reasonable quantities upon request by the Distributor, copies of the Funds' annual and interim reports.
     Section 6.  Duties of the Distributor.
                 -------------------------

     a. The Distributor shall devote reasonable time and effort to effect sales of each Fund's Class I Shares but shall not be obligated to sell any specific number of a Fund's Class I Shares. The services of the Distributor to the Corporation hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

     b. In selling each Fund's Class I Shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer, as defined in Section 7 hereof, nor any other person is authorized by the Corporation to give any information or to make any representations, other than those contained in the Funds' registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Corporation.

     c. The Distributor shall adopt and follow procedures, as approved by the officers of the Corporation, for the confirmation of sales to eligible investors and selected dealers (as defined below), the collection of amounts payable by eligible investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

     Section 7.  Selected Dealer Agreements.
                 --------------------------

     a. The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of each Fund's Class I Shares and fix therein the portion of the sales charge that may be allocated to the selected dealers; provided, that the Corporation shall approve the forms of agreements with dealers and the dealer compensation set forth therein. Each Fund's Class I Shares sold to selected dealers shall be for resale by such dealers only (i) during the subscription period, at the public offering price(s) set forth in the prospectus and statement of additional information, or (ii) in the continuous offering, at the net asset value determined as set forth in Section 3(e) hereof. The form of agreement with selected dealers to be used during the subscription period described in Section 3(a) is attached hereto as Exhibit A and the form of agreement with selected dealers to be used in the continuous offering of the Class I Shares is attached hereto as Exhibit B.

     b. Within the United States, the Distributor shall offer and sell Class I Shares of the Funds only to such selected dealers as are members in good standing of the NASD.
     Section 8.  Payment of Expenses.
                 -------------------

     a. Each Fund shall bear all costs and expenses of such Fund, as incurred (including, without limitation, its allocable share of such costs and expenses incurred by the Corporation on behalf of all funds), including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to its Class I shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

     b. The Distributor shall be responsible for any payments made to selected dealers as reimbursement for their expenses associated with payments of sales commissions to financial consultants. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof to be used in connection with each Fund's offering of Class I Shares to selected dealers or eligible investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of each Fund's Class I Shares for sale to eligible investors and any expenses of advertising incurred by the Distributor in connection with such offering.

     c. Each Fund shall bear the cost and expenses (including, without limitation, its allocable share of such costs and expenses incurred by the Corporation on behalf of all funds) of qualification of its Class I Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Corporation as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Corporation and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Corporation, on behalf of such Fund decides to discontinue such qualification pursuant to Section 5(c) hereof.

     Section 9.  Indemnification.
                 ---------------

     a. Each Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring such Fund's Class I Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to such Fund's Class I shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to such Fund or the Corporation in connection therewith by or on behalf of the Distributor; provided, however, that in no case
(i) is the indemnity of any such Fund in favor of the

Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to such Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or
(ii) is such Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified such Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify such Fund of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Such Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if such Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event such Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case such Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. Each Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of its Class I Shares.

     b. The Distributor shall indemnify and hold harmless the Corporation and each of its Directors and officers, each Fund, and each person, if any, who controls the Corporation against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to any Fund or the Corporation in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to such Fund's Class I shareholders. In case any action shall be brought against the Corporation or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Corporation, and the Corporation and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

     Section 10.  Fee-Based Programs Offered by the Funds' Investment Adviser or
                  --------------------------------------------------------------
Its Affiliates.  In connection with certain fee-based programs offered by the
---------------
Funds' investment adviser or its affiliates, the Distributor and its affiliates are authorized to offer and sell Class I Shares of each Fund, as agent for the Corporation, to participants in such program. The terms of this Agreement shall apply to such sales, including terms as to the offering price of each Fund's

Class I Shares, the proceeds to be paid to the applicable Fund, the duties of the Distributor, the payment of expenses and indemnification obligations of such Fund and the Distributor.

     Section 11.  Duration and Termination of this Agreement.    This Agreement
                  ------------------------------------------
shall become effective with respect to a Fund as of the earlier of the date such Fund commences its subscription period or operations, and shall remain in force with respect to such Fund for two years thereafter, and thereafter continue from year to year, but only for so long as such continuance is specifically approved at least annually by (i) with respect to one or more of the Funds, the Directors or with respect to any Fund by the vote of a majority of the outstanding Class I voting securities of such Fund and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, with respect to the Corporation on behalf of one or more of the Funds, by the Directors or with respect to a Fund by the vote of a majority of the outstanding Class I voting securities of such Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

     The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

     Section 12.  Amendments of this Agreement.  This Agreement may be amended
                  ----------------------------
by the parties only if such amendment is specifically approved (i) (a) with respect to all Funds, by the Directors or by the vote of a majority of outstanding Class I voting securities of each Fund, or (b) with respect to any one Fund, by the Directors or the vote of a majority of outstanding Class I voting securities of such Fund; and (ii) by a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     Section 13.  Governing Law.  The provisions of this Agreement shall be
                  -------------
construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

     Section 14.  Limitation of Obligations of the Funds.  The obligations of
                  --------------------------------------
each Fund hereunder shall be limited to the assets of that Fund, shall be separate from the obligations of each other series of the Corporation, and no Fund shall be liable for the obligations of any other series of the Corporation.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which shall constitute one and the same instrument.

                    MERCURY QA EQUITY SERIES, INC.
                         on behalf of each Fund


                    By _______________________________
                       Name:
                       Title:



                    MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.


                    By _______________________________
                       Name:
                       Title:

                                   APPENDIX A


NAME OF FUND
------------

Mercury QA Large Cap Core Fund
Mercury QA Large Cap Value Fund
Mercury QA Large Cap Growth Fund
Mercury QA Mid Cap Fund
Mercury QA Small Cap Fund
Mercury QA International Fund

                                                                       EXHIBIT A
                                                                       ---------

                         MERCURY QA EQUITY SERIES, INC.
                        ON BEHALF OF EACH OF ITS SERIES'
                         CLASS I SHARES OF COMMON STOCK
                           SELECTED DEALER AGREEMENT
                            FOR SUBSCRIPTION PERIOD
                            -----------------------

Ladies and Gentlemen:

     Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc. ("us" or the "Distributor") has an agreement with Mercury QA Equity Series, Inc., a Maryland corporation (the "Corporation"), on behalf of each of its series listed on Appendix A attached hereto, as such Appendix may be amended from time to time (each, a "Fund," and collectively, the "Funds"), pursuant to which it acts as the distributor for the sale of Class I shares of common stock, par value $0.0001 per share (herein referred to as "Class I Shares"), of each Fund and as such has the right to distribute each Fund's Class I Shares for resale. The Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Class I Shares of each Fund are registered under the Securities Act of 1933, as amended (the "Securities Act"). The Class I Shares of each Fund and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus and Statement of Additional Information of the Funds. The terms "Prospectus" and "Statement of Additional Information" as used herein refer to the Funds' prospectus and statement of additional information, respectively, most recently filed with the Securities and Exchange Commission (the "Commission"). You have received a copy of the Class I Shares Distribution Agreement (the "Distribution Agreement") between us and the Corporation and reference is made herein to certain provisions of such Distribution Agreement. This Agreement relates solely to the subscription period described in Section 3(a) of such Distribution Agreement. Subject to the foregoing, as principal, we offer to sell to you, as a member of the Selected Dealers Group, Class I Shares of each Fund for resale to investors identified in the Funds' Prospectus and Statement of Additional Information as eligible to purchase Class I Shares ("eligible investors") upon the following terms and conditions:

     1. The subscription period referred to in Section 3(a) of the Distribution Agreement will continue through April __, 2000. The subscription period for a Fund may be extended upon agreement between the Corporation on behalf of such Fund and the Distributor. Subject to the provisions of such Section and the conditions contained herein, we will sell to you on the third business day following the termination of the subscription period, or such other date as we may advise (the "Closing Date"), such number of a Fund's Class I Shares as to which you have placed orders with us not later than 5:00 P.M. on the second full business day preceding the Closing Date.

     2. In all sales of these Class I Shares to eligible investors, you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the

Corporation, any Fund, for us or for any other member of the Selected Dealers Group, except in connection with the Merrill Lynch Mutual Fund Adviser program and such other special programs as we from time to time agree, in which case you shall have authority to offer and sell Class I Shares of a Fund, as agent for the Corporation, to participants in such program.

     3. Except as provided in Paragraph 4 below, the public offering prices, sales charges and the related Selected Dealers' concession are as follows:


                                                           Subscription Period
                                                           -------------------
                                                                                Securities Dealers'
                                                    Sales Charge                     Concession
                                                    ------------                     ----------

                                                         Percentage*                Percentage*
                                      Public              of Public                  of Public
                                     Offering   Dollar    Offering     Dollar        Offering
                                      Price     Amount      Price      Amount          Price
                                      -----     ------      -----      ------          -----

Less than $25,000                      $10.554    $.554         5.25%    $.554         5.25%
$25,000 but less than $50,000           10.499     .499         4.75      .499         4.75
$50,000 but less than $100,000          10.417     .417         4.00      .417         4.00
$100,000 but less than $250,000         10.309     .309         3.00      .309         3.00
$250,000 but less than $1,000,000       10.204     .204         2.00      .204         2.00
$1,000,000 and over**                   10.000     .000         0.00      .000         0.00

__________________
*   Rounded to the nearest one-hundredth percent.

** Initial sales charges may be waived for certain classes of offerees as set forth in the Funds' Prospectus and Statement of Additional Information. Such purchases may be subject to a contingent deferred sales charge as set forth in the Funds' Prospectus and Statement of Additional Information.

The proceeds per Class I Share to each Fund from the sale of Class I Shares of such Fund sold during the subscription period will be $10.00.

     The term "purchase" refers to a single purchase by an individual, or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing any Fund's Class I Shares for his, her or their own account and to single purchases by a trustee or other fiduciary purchasing any Fund's Class I Shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company" as that term is defined in the Investment Company Act, but does not include purchases (i) by any such company that has not been in existence for at least six months or has no purpose other than the purchase of Class I Shares of a Fund or Class I shares of other registered investment companies at a discount and (ii) by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

     The reduced sales charges are applicable through a right of accumulation under which certain eligible investors are permitted to purchase any Fund's Class I Shares at the offering price applicable to the total of (a) the dollar amount then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of the Class I, Class A, Class B and Class C shares of a Fund and of any other series of the Corporation (each, a "Mercury Fund"). For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or you, with sufficient information to permit confirmation of qualification, and acceptance of the purchase order is subject to such confirmation.

     The reduced sales charges are applicable to purchases aggregating $25,000 or more of Class I shares or of Class A shares of any other Mercury Fund made through you within a thirteen-month period starting with the first purchase pursuant to a Letter of Intent in the form provided in the Funds' Prospectus. A purchase not originally made pursuant to a Letter of Intent may be included in such purchases aggregating $25,000 under a subsequent letter executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. If the intended amount of shares is not purchased within the thirteen-month period, an appropriate price adjustment will be made pursuant to the terms of the Letter of Intent.

     You agree to advise us promptly at our request as to amounts of any sales made by you to eligible investors qualifying for reduced sales charges. Further information as to the reduced sales charges pursuant to the right of accumulation or a Letter of Intent is set forth in the Funds' Prospectus and Statement of Additional Information.

     4. You shall not place orders for any Fund's Class I Shares unless you have already received purchase orders for such Fund's Class I Shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. All orders are subject to acceptance by the Distributor or the Corporation in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the Funds' Prospectus, as amended from time to time. You agree that you will not offer or sell any Fund's Class I Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Class I Shares of any Fund you will furnish to each person to whom any such sale or offer is made a copy of the Funds' Prospectus and, if requested, the Statement of Additional Information (in each case, as then amended or supplemented) within three business days of receipt of request and will not furnish to any person any information relating to any Fund's Class I Shares that is inconsistent in any respect with the information contained in the Funds' Prospectus and Statement of Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Corporation.

     5. All Class I Shares of a Fund purchased by Selected Dealers will be delivered in the first instance at a settlement price computed on the basis of all sales having been made in a purchase (as such term is defined above) involving a public offering price of less than $25,000. All sales to you will be deemed to have been made in such a transaction unless within 30 days after the Closing Date you furnish to us, on forms supplied by us for the purpose, a statement acceptable to us setting forth sales in purchases involving a public offering price of $25,000 or more, in which case we will compute such Selected Dealers' concessions on the basis of the information set forth in such statement.

     6. Payment for the Funds' Class I Shares purchased by you is to be made by certified or official bank check at the office of Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc., P.O. Box 9081, Princeton, New Jersey 08543-9081, on such date as we may advise, in New York Clearing House funds payable to the order of Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc., or by federal funds wire transfer, against delivery by us of non-negotiable share deposit receipts ("Receipts") issued by Financial Data Services, Inc., as shareholder servicing agent, acknowledging the deposit with it of the applicable Fund's Class I Shares so purchased by you. You agree that as promptly as practicable after the delivery of such Class I Shares you will issue appropriate written transfer instructions to the Corporation or to the shareholder servicing agent as to the purchasers to whom you sold such Class I Shares.

     7. If any Fund's Class I Shares sold to you under the terms of this Agreement are repurchased by the Corporation or by us for the account of the Corporation or are tendered for redemption within seven business days after the Closing Date, it is agreed that you shall forfeit your right to, and refund to us, any discount received by you on such Class I Shares.

     8. No person is authorized to make any representations concerning any Fund's Class I Shares except those contained in the Funds' current Prospectus and Statement of Additional Information and in such printed information subsequently issued by us or the appropriate Fund as information supplemental to such Prospectus and Statement of Additional Information. In purchasing any Fund's Class I Shares through us you shall rely solely on the representations contained in the Funds' Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information that we furnish you other than the Funds' Prospectus, Statement of Additional Information, periodic reports and proxy solicitation material is our sole responsibility and not the responsibility of the Corporation or any Fund, and you agree that neither the Corporation nor any Fund shall have any liability or responsibility to you in these respects unless expressly assumed in connection therewith.

     9. You agree to deliver to each of the purchasers making purchases from you a copy of the Funds' then current Prospectus at or prior to the time of offering or sale and, if requested, the Statement of Additional Information within three business days of receipt of request, and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Funds. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus and Statement of Additional Information, annual or interim reports and proxy solicitation materials of the Funds will be supplied to you in reasonable quantities upon request.

     10. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Class I Shares of any or all of the Funds entirely or to certain persons of entities in a class or classes specified by us. Each party hereto has the right to cancel this Agreement upon notice to the other party.

     11. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the subscription offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

     12. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Conduct Rules of such Association.

     13. Upon application to us, we will inform you as to the states in which we believe each Fund's Class I Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell any Fund's Class I Shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to each Fund's Class I Shares, if necessary.

     14. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

     15. You agree that you will not sell any Fund's Class I Shares to any account over which you exercise discretionary authority.

     16. This Agreement shall terminate at the close of business on the Closing Date, unless earlier terminated, provided, however, this Agreement shall continue after termination for the purpose of Section 7 hereof and for the purpose of settlement of accounts hereunder.


                              MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.


                              By
                                 -------------------------------------
                                 Name:
                                 Title:



Please return one signed copy
  of this Agreement to:

     MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.
     P.O. Box 9081
     Princeton, New Jersey  08543-9081

     Accepted:

          ----------------------------------
          (Authorized Signature)

          Firm Name:
                    ------------------------
          By:
             -------------------------------
          Title:
                ----------------------------
          Address:
                  --------------------------

          ----------------------------------
          Date:
               -----------------------------

                                   APPENDIX A

NAME OF FUND
------------


Mercury QA Large Cap Core Fund
Mercury QA Large Cap Value Fund
Mercury QA Large Cap Growth Fund
Mercury QA Mid Cap Fund
Mercury QA Small Cap Fund
Mercury QA International Fund

                                                                    EXHIBIT 5(a)

                                                                       EXHIBIT B
                                                                       ---------

                         MERCURY QA EQUITY SERIES, INC.
                        ON BEHALF OF EACH OF ITS SERIES'
                         CLASS I SHARES OF COMMON STOCK
                           SELECTED DEALER AGREEMENT
                           -------------------------


Ladies and Gentlemen:

          Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc. ("us," or the "Distributor") has an agreement with Mercury QA Equity Series, Inc., a Maryland corporation (the "Corporation"), on behalf of each of its series listed on Appendix A attached hereto, as such Appendix may be amended from time to time (each, a "Fund," and collectively, the "Funds"), pursuant to which it acts as the distributor for the sale of Class I shares of common stock, par value $0.0001 per share (herein referred to as "Class I Shares"), of each Fund, and as such has the right to distribute each Fund's Class I Shares for resale. The Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Class I Shares of each Fund are registered under the Securities Act of 1933, as amended (the "Securities Act"). The Class I Shares of each Fund and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus and Statement of Additional Information of the Funds. The terms "Prospectus" and "Statement of Additional Information" as used herein refer to the Funds' prospectus and statement of additional information, respectively, most recently filed with the Securities and Exchange Commission (the "Commission"). You have received a copy of the Class I Shares Distribution Agreement (the "Distribution Agreement") between us and the Corporation and reference is made herein to certain provisions of such Distribution Agreement. We offer to sell to you, as a member of the Selected Dealers Group, Class I Shares of each Fund for resale to investors identified in the Funds' Prospectus and Statement of Additional Information as eligible to purchase Class I Shares ("eligible investors") upon the following terms and conditions:

     1. In all sales of these Class I Shares to eligible investors, you shall act as dealer for your own account and in no transaction shall you have any authority to act as agent for the Corporation, any Fund, for us or for any other member of the Selected Dealers Group, except in connection with the Merrill Lynch Mutual Fund Adviser program and such other special programs as we from time to time agree, in which case you shall have authority to offer and sell Class I Shares of a Fund, as agent for the Corporation, to participants in such program.

     2. Orders received from you will be accepted through us only at the net asset value applicable to each order, determined as set forth in Section 3(e) of the Distribution Agreement. The procedure relating to the handling of orders shall be subject to Section 5 hereof and instructions that we or the Corporation shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Corporation in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the Prospectus and Statement of Additional Information of the Funds.

     3. The sales charges for sales to eligible investors, computed as percentages of the public offering price and the amount invested, and the related discount to Selected Dealers are as follows:


                                                            Sales Charge as          Discount to
                                       Sales Charge As    Percentage* of the    Selected Dealers as
                                     Percentage of the        Net Amount         Percentage of the
Amount of Purchase                     Offering Price          Invested            Offering Price
------------------                   -----------------         --------            --------------
Less than $25,000                           5.25%                5.54%                  5.00%
$25,000 but less than $50,000               4.75                 4.99                   4.50
$50,000 but less than $100,000              4.00                 4.17                   3.75
$100,000 but less than $250,000             3.00                 3.09                   2.75
$250,000 but less than $1,000,000           2.00                 2.04                   1.80
$1,000,000 and over**                       0.00                 0.00                   0.00

___________________
*  Rounded to the nearest one-hundredth percent.
** Initial sales charges may be waived for certain classes of offerees as set forth in the Funds' current Prospectus and Statement of Additional Information. Such purchases may be subject to a contingent deferred sales charge as set forth in the Funds' Prospectus and Statement of Additional Information.


     The term "purchase" refers to a single purchase by an individual, or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing any Fund's Class I Shares for his, her or their own account and to single purchases by a trustee or other fiduciary purchasing any Fund's Class I Shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company" as that term is defined in the Investment Company Act but does not include purchases (i) by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of Class I Shares of a Fund or Class I shares of other registered investment companies at a discount and (ii) by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

     The reduced sales charges are applicable through a right of accumulation under which certain eligible investors are permitted to purchase any Fund's Class I Shares at the offering price applicable to the total of (a) the dollar amount then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of Class I, Class A, Class B and Class C shares of a Fund and any other series of the Corporation (each, a "Mercury Fund"). For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or you, with sufficient information to permit confirmation of qualification, and acceptance of the purchase order is subject to such confirmation.

     The reduced sales charges are applicable to purchases aggregating $25,000 or more of Class I shares or of Class A shares of any other Mercury Fund made through you within a thirteen-month period starting with the first purchase pursuant to a Letter of Intent in the form provided in the Funds' Prospectus. A purchase not originally made pursuant to a Letter of Intent may be included in such purchases aggregating $25,000 under a subsequent letter executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. If the intended amount of shares is not purchased within the thirteen-month period, an appropriate price adjustment will be made pursuant to the terms of the Letter of Intent.

     You agree to advise us promptly at our request as to amounts of any sales made by you to eligible investors qualifying for reduced sales charges. Further information as to the reduced sales charges pursuant to the right of accumulation or a Letter of Intent is set forth in the Funds' Prospectus and Statement of Additional Information.

     4. You shall not place orders for any Fund's Class I Shares unless you have already received purchase orders for such Class I Shares at the applicable net asset value and subject to the terms hereof and of the Distribution Agreement. All orders are subject to acceptance by the Distributor or the Corporation in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the Funds' Prospectus, as amended from time to time. You agree that you will not offer or sell any of the Fund's Class I Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Class I Shares of any Fund you will furnish to each person to whom any such sale or offer is made a copy of the Funds' Prospectus and, if requested, the Statement of Additional Information (in each case, as then amended or supplemented) within three business days of receipt of request and will not furnish to any person any information relating to any Fund's Class I Shares that is inconsistent in any respect with the information contained in the Funds' Prospectus and Statement of Additional Information (as then amended or supplemented) or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Corporation.

     5. As a selected dealer, you are hereby authorized (i) to place orders directly with the Corporation for each Fund's Class I Shares to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in Section 3 of the Distribution Agreement and subject to the compensation provisions of Section 3 hereof and (ii) to tender each Fund's Class I Shares directly to the Corporation or its agent for redemption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement.

     6. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

     7. If any Fund's Class I Shares sold to you under the terms of this Agreement are repurchased by the Corporation or by us for the account of the Corporation or are tendered for redemption within seven business days after the date of the confirmation of the original purchase by you, it is agreed that you shall forfeit your right to, and refund to us, any discount received by you on such Fund's Class I Shares.

     8. No person is authorized to make any representations concerning any Fund's Class I Shares except those contained in the Funds' current Prospectus and Statement of Additional Information and in such printed information subsequently issued by us or the appropriate Fund as information supplemental to such Prospectus and Statement of Additional Information. In purchasing any Fund's Class I Shares through us you shall rely solely on the representations contained in the Funds' Prospectus and Statement of Additional Information and supplemental information above mentioned. Any printed information that we furnish you other than the Funds' Prospectus, Statement of Additional Information, periodic reports and proxy solicitation material is our sole responsibility and not the responsibility of the Corporation or any Fund, and you agree that neither the Corporation nor any Fund shall have any liability or responsibility to you in these respects unless expressly assumed in connection therewith.

     9. You agree to deliver to each of the purchasers making purchases from you a copy of the Funds' then current Prospectus at or prior to the time of offering or sale and, if requested, the Statement of Additional Information within three business days of receipt of request, and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Funds. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus and Statement of Additional Information, annual or interim reports and proxy solicitation materials of the Funds will be supplied to you in reasonable quantities upon request.

     10. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Class I Shares of any or all of the Funds entirely or to certain persons or entities in a class or classes specified by us. Each party hereto has the right to cancel this Agreement upon notice to the other party.

     11. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act or of the rules and regulations of the Commission issued thereunder.

     12. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Conduct Rules of such Association.

     13. Upon application to us, we will inform you as to the states in which we believe each Fund's Class I Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell any Fund's Class I Shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to each Fund's Class I Shares, if necessary.

     14. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

     15. Your first order placed pursuant to this Agreement for the purchase of a Fund's Class I Shares will represent your acceptance of this Agreement.

                         MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.


                         By
                           ----------------------------------
                           Name:
                           Title:


Please return one signed copy
of this Agreement to:

     MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.
     P.O. Box 9081
     Princeton, New Jersey 08543-9081

     Accepted:

          ---------------------------------
          (Authorized Signature)


          Firm Name:
                    -----------------------
          By:
             ------------------------------
          Title:
                ---------------------------
          Address:
                  -------------------------

          ---------------------------------
          Date:
               ----------------------------

                                   APPENDIX A

NAME OF FUND
------------


Mercury QA Large Cap Core Fund
Mercury QA Large Cap Value Fund
Mercury QA Large Cap Growth Fund
Mercury QA Mid Cap Fund
Mercury QA Small Cap Fund
Mercury QA International Fund